Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Perimeter Solutions, SA
Grand Duchy of Luxembourg

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-260798), Form S-4 (No. 333-259237) and Form S-8 (No. 333-262127) of our report dated March 31, 2022, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
March 31, 2022